As filed with the Securities and Exchange Commission on November 14, 2005

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933
_______________

ITLA CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-4596322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

ITLA CAPITAL CORPORATION
2005 RE-DESIGNATED, AMENDED AND RESTATED
EMPLOYEE STOCK INCENTIVE PLAN
(Full title of the plan)

Dave M. Muchnikoff, P.C.
Craig M. Scheer, P.C.
Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations) 1700 Wisconsin Avenue, N.W.
Washington, D.C. 20007
(Name and address of agent for service)

(202) 295-4500
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.01 per share	300,000 shares(1)	(2)	$15,238,354(2)	$1,794(2)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the common stock of ITLA Capital Corporation.
(2)	Calculated in accordance with Rule 457(h) under the Securities Act of 1933, based upon the following: (i) for shares underlying outstanding options granted under the plan, the price at which such options may be exercised; and (ii) for shares that are not subject to outstanding options granted under the plan, the average of the high and low per share sale prices of the common stock on The Nasdaq Stock Market on November 8, 2005 of $51.36.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The purpose of this Registration Statement on Form S-8 is to register additional shares of the common stock, par value $.01 per share, of ITLA Capital Corporation (the "Company"), authorized for issuance under the Company's 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan (the "Plan"). The contents of the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-28901 and 333-86040) relating to the Plan (the "Previously Filed Registration Statements") are incorporated herein by reference, except for Items 3 and 8 of Part II of the Previously Filed Registration Statements.

II-1
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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Certain Documents by Reference.

          The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement and the Prospectus to which this Registration Statement relates (the "Prospectus"):

1.	The Company's Annual Report on Form 10-K for the year ended December 31, 2004.
2.	The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.
3.	The Company's Current Reports on Form 8-K filed on March 16, 2005, April 20, 2005, August 9, 2005 and November 4, 2005 (other than those portions furnished under Item 2.02 or 7.01 of Form 8-K).
4.	The description of the Company's common stock contained in Pre-Effective Amendment No. Two to the Company's Registration Statement on Form S-4 (File No. 333-03551) filed on June 19, 1996, and all amendments or reports filed for the purpose of updating that description.

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and the Prospectus and to be a part hereof and thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or in the Prospectus shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

          The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Anthony A. Rusnak, Esq., Secretary, ITLA Capital Corporation, 888 Prospect Street, Suite 110, La Jolla, California 92037; telephone number (858) 551-0511.

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          All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 8. Exhibits.

Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit Number Attached Hereto

4.1	Certificate of Incorporation of the Company	Filed as an exhibit to the Company's Registration Statement on Form S-4 (Registration No. 333-03551), filed May 10, 1996

4.2	Bylaws of the Company	Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 0-26960)

4.3	Specimen form of common stock certificate of the Company	Filed as an exhibit to the Company's Registration Statement on Form S-4 (Registration No. 333-03551), filed May 10, 1996

5	Opinion of Silver, Freedman & Taff, L.L.P.	Attached as Exhibit 5

23.1	Consent of Silver, Freedman & Taff, L.L.P.	Included in Exhibit 5

23.2	Consent of Ernst & Young LLP	Attached as Exhibit 23.2

24	Power of Attorney	Contained on Signature Page

99.1	2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan	Filed as Appendix B to the Company's definitive proxy statement filed on June 27, 2005 (File No. 0-26960)

99.2	Form of incentive stock option agreement under the 2005 Re-Designated, Amended and Employee Stock Incentive Plan	Filed as an exhibit to the Company's Current Report on Form 8-K filed on August 9, 2005 (File No. 0-26960)
99.3	Form of non-qualified stock option agreement under the 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan	Filed as an exhibit to the Company's Current Report on Form 8-K filed on August 9, 2005 (File No. 0-26960)

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SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California on November 14, 2005.

ITLA CAPITAL CORPORATION

By:	/s/ George W. Haligowski
George W. Haligowski,
Chairman of the Board, President and Chief
Executive Officer
(Duly Authorized Representative)

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George W. Haligowski and Timothy M. Doyle or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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/s/ George W. Haligowski George W. Haligowski Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer) Date: November 14, 2005	/s/ Timothy M. Doyle Timothy M. Doyle Executive Managing Director and Chief Financial Officer (Principal Financial and Accounting Officer) Date: November 14, 2005

/s/ Norval L. Bruce Norval L. Bruce Director Date: November 14, 2005	/s/ Jeffrey L. Lipscomb Jeffrey L. Lipscomb Director Date: November 14, 2005

/s/ Preston Martin Preston Martin Director Date: November 14, 2005	/s/ Sandor X. Mayuga Sandor X. Mayuga Director Date: November 14, 2005

/s/ Hirotaka Oribe Hirotaka Oribe Director Date: November 14, 2005	/s/ Robert R. Reed Robert R. Reed Director Date: November 14, 2005

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EXHIBIT INDEX
Exhibit Number

5	Opinion of Silver, Freedman & Taff, L.L.P.

23.2	Consent of Ernst & Young LLP

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